UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 25, 2011

FORTUNE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  Other Events.

As previously disclosed on July 2, 2010, Fortune Industries, Inc. (the "Company") received a letter dated July 2, 2010 from the staff of the NYSE Amex LLC (the "Exchange"), stating the staff had determined that the Company was not in compliance with Section 803(B)(2)(c) of the NYSE Amex Company Guide (the “Company Guide”), because the Company’s audit committee was not comprised of at least two independent directors.  This non-compliance was a result of the May 7, 2010 resignation of one of the Company's independent directors, who also served on the Company’s audit committee.

At the Company’s Board of Directors meeting held on February 21, 2011, the Board determined that Richard F. Suja met the independence requirements of Section 803B(2)(a)(i) of the Company Guide as well as Rule 10A-3 of the Securities and Exchange Act of 1934, and appointed him to the Audit Committee.

On February 25, 2011 the Exchange notified the Company that, on the basis of a review of publically available information and a letter sent to the Exchange from the Company on February 23, 2011 detailing the appointment of Mr. Suja to the Company’s audit committee, the Company had resolved its continued listing deficiencies.  The notice also stated that, as is the case for all listed issuers, the Company’s continued listing eligibility will be assessed on an ongoing basis.  Further, the Company has become subject to the provisions of Section 1009(h) of the Company Guide.

ITEM 9.01.  Financial Statements and Exhibits.

d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release dated March 3, 2011

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTUNE INDUSTRIES, INC.

Date: March 3, 2011	By: /s/ Tena Mayberry
Tena Mayberry
Chief Executive Officer